Exhibit (10)(vi)

                     SALES CONTRACT


     Date:               December 17th, 1996


     The Buyer:     Plymouth Rubber Company, Inc.
               Canton, Massachusetts 02021-2996
               U.S.A.

     The Seller:    Kleinewefers Kunststoffanlagen GmbH
               Warngauer Str. 47
               D-81539 Munchen
               FEDERAL REPUBLIC OF GERMANY


     This Contract is made by and between the Buyer and the Seller; whereby the Buyer agrees to buy and the Seller agrees to sell the under-mentioned commodity according to the conditions stipulated as below:

     1.   Scope of Supplies & Services
     1.1 Project Management and Basic Engineering Services as per Annex 5, paras A and B

     1.2 1 (one) Complete High Precision Four Roll Calender Line dia. 650 x 2200 mm. inverted L-type, for the manufacture of soft PVC film and sheet as described in detail in the technical specification as per Annex 1 to this Contract and including Detail Engineering Services as described in Annex 5, para C and D of this contract.

     1.3 Package of spare and wear parts for initial period of operation

     1.4  Two calender spare rolls

     2.   Prices

     2.1  Total price for scope of supply           [**]
          according to technical specification

     2.2  Allocation for necessary spare and wear   [**]
          parts

     2.3  Calender spare rolls                      [**]

     2.4  Total Contract Price for delivery FOB     [**]
          Northeast port as per Incoterms 1990

         [**] - Confidential portions ommited and filed separately along with Confidential Treatment Request with the Commission.


     3.   Packing and Shipping Marks

     3.1  Packing
          By strong solid seaworthy wooden case suitable for long distance ocean shipment or as far as possible in container.

     3.2  Shipping Marks
          The Seller shall mark on each package with fadeless paint the package number, gross weight, net weight, measurement and wordings: "KEEP AWAY FROM MOISTURE", "HANDLE WITH CARE", "THIS SIDE UP", etc.

     4.   Time of Delivery

     4.1 The commodities as per Article 1 will be ready for delivery FOB Northsea port within 10 months of the date of effectiveness of this contract.
          FOB shipment will be completed when last container has been shipped. Spare parts and minor non-essential items

                                                Sales Contract
                                                      (2)


          which Will not hinder or delay progress of work can be shipped later.

     4.2  Ports of shipment are Hamburg or Bremen.

     4.3  Part shipments are allowed.


     5.   Insurance

     5.1  Insurance expenses will be covered by the Buyer.

     5.2 The transport insurance will be valid for the transport CIF US port and to warehouse.


     6.   Terms of Payment

     6.1.1 15% of the total contract price as per Article 2.4 will be paid to the Seller as advance payment within thirty (30) days after signing of this Contract.

     6.1.2 85% of the total contract price as per Article 2.4 will be paid to the Seller out of an irrevocable Letter of Credit to be opened at the expense of the Buyer with a first class bank and to be advised through and confirmed by the Dresdner Bank AG, D-47707 Krefeld, FRG.

     6.1.3 The Letter of Credit mentioned above is to be opened with forty-five (45) days after signing of this Contract.
           The validity of the Letter of Credit should cover a period of at least two (2) months after the appointed acceptance of the plant as per Article 6.2.3.

     6.2 The Letter of Credit mentioned above will be payable to the Seller as follows:

     6.2.1 75% of the total contract price pro rata delivery against presentation of the relevant shipping documents consisting of:

          - commercial invoices
          - packing lists
          - certificate of origin
          - full set of bills of lading     Or
          - instead of bills of lading warehouse receipt in case shipment cannot be effected for reasons not attributable to the Seller

     6.2.2 10% of the total contract price against presentation of a certificate signed by the Seller and the Buyer confirming that the calender line was taken over by the Buyer after successful trial run of the calender line.

     6.2.3 The instalment of 10% of the total contract price will be due for payment to the Seller at the latest six (6) months after the date of the bill of lading or the date of the relevant warehouse receipt as per Article 6.2.1 in case the Seller confirms in writing that the trial runs could not be completed successfully for reasons not attributable to the Seller.







                                                Sales Contract
                                                      (3)




     7.   Technical Service

     7.1 After delivery of the equipment as per Article 1 and receipt of the Buyer's information, the Seller shall dispatch engineer(s) to Buyer's factory for guiding machine installation, trial run and production. Any expenses incurred from these services shall be borne by the Buyer.

     7.2 The required number of supervisors, their qualification as well as the daily rates, allowances and other conditions related to their assignment are stipulated in Annex 2 to this Contract.

     7.3 Payment shall be at actual cost against monthly invoices which are due within thirty (30) days after date of issue.


     8    Seller's Warranty

     8.1 The Seller warrants that the commodity hereof is made of the best materials with first class workmanship, brand new and unused, and complies in all respects with the quality and specifications stipulated in the contract and any defects or other faults that have been detected or occurred within the warranty period shall be the responsibility of the Seller at his own cost.

     8.2 The warranty period will be eighteen (18) months counting from the date of FOB shipment/date of warehouse receipt or twelve (12) months from the date of the protocol as per
          Article 12 whichever will be earlier.

     8.3 As a pecuniary security against the Seller's due performance of their contractual obligations during the warranty period the Seller will furnish a bank guarantee in the value of 5% of the total contract price.

          This bank guarantee will be furnished on the date of signing the acceptance certificate as per Article 12.3 and will be valid for twelve (12) months. The bank guarantee will be issued by Dresdner Bank AG, D-47707 Krefeld, FRG.

     8.4 Seller will not be held liable in case of improper or inadequate treatment or handling of the equipment by the Buyer.

     8.5  Wear and tear parts are excluded from warranty.


     9.   Force Majeure

     9.1 The Seller shall not be held responsible for any delay or non-delivery of the goods due to force majeure which might occur. The Seller shall advise the Buyer immediately of the occurrence mentioned above within fourteen (14) days thereafter, the Seller shall send by airmail to the Buyer for their acceptance a certificate of the accident issued by the competent government authority where the accident occurred as evidence thereof, under such circumstances, the Seller, however, is still under the obligation to take all necessary measures t hasten the delivery of the goods. In case the accident lasts for more than sixteen (16) weeks, the Buyer shall have the right to cancel the contract.


                                                 Sales Contract
                                                      (4)



     10.  Delay of Delivery

     10.1 If due to the responsibility of the Seller the equipment has not been delivered at the relevant dates according to
          Article 4.1, the Seller shall be obliged to pay the Buyer penalty of 0.5% of the contract price as per Article 2.4 for every full week of delay, thereby excluding any further demands. The total amount of penalty shall not exceed 5% of the contract price.


     11.  Governing Law and Arbitration

          This agreement shall be governed by and construed in accordance with the laws of the State Massachusetts.

          Place of jurisdiction is Norfolk - County / U.S.A.

          Arbitration

          Any disputes arising hereunder with respect to the fulfilment or interpretation of any terms or conditions hereof shall be settled by an amicable effort of the parties.

          Either party may request that any such dispute which is not amicable settled by such efforts of the parties shall be submitted to voluntary binding arbitration according to the Commercial Arbitration Rules of the American Arbitration Association (AAA). Each party shall appoint one arbitrator and the third arbitrator, who shall act as Chairman, shall be appointed by the American Arbitration Association.

          The arbitration court shall also decide on the liability for costs including the reimbursement of reasonable attorney fees.

          The arbitration shall be performed in the English language, unless otherwise agreed to by the parties.


     12. Terms and conditions to be met to issue the certificate of acceptance

     12.1 After completion of the erection of the equipment under the supervision of the Seller's personnel as per Article 7.1 trial runs will be carried out in the presence of Seller's personnel to prove the capability of the equipment stipulated in the technical specification and in accordance with Annex 4.

     12.2 In case during the trial runs the capability of the equipment was not proven due to mechanical reasons the Seller is responsible for, the Seller has the right to alter the equipment accordingly and repeat the trial runs.

     12.3 After completion of successful trial runs a certificate of acceptance will be issued to this effect and will be signed by both parties.

     12.4 In case a successful trial run cannot be carried out six (6) months after date of bill of lading or warehouse receipt for reasons the Seller is not responsible for, the certificate of acceptance is to be considered issued upon expiry of the six (6) months mentioned above.



                                                 Sales Contract
                                                       (5)




     13.  Limitation of Seller's's Liability

     13.1 Buyer and Seller will not be liable for indirect or consequential losses or damages such as loss of profit, loss of production, etc.


     14.  Scope of Spare and Wear Parts

     14.1 Till end of January 1997 the Seller shall submit a list of recommended spare and wear parts with itemized prices.

     14.2 Out of this list, Buyer and Seller shall jointly select the spare and wear parts for the initial period of operation
          (1 1/2 to 2 years) up to the allocated amount as per Art. 2.2.

     14.3 These spare and wear parts shall be shipped together with commodities as per Art. 1.2.


     15.  General Conditions

     15.1 Unless otherwise agreed in this Contract, Seller's General Conditions of Supply attached to this Contract as Annex 3 shall apply.


     16.  Coming into Force on Contract

     16.1 This contract shall come into force at the date of Seller's receipt of the down payment as per Article 6.1.1 and furnishing the L/C as per Article 6.1.2.


     17.  Secrecy

     17.1 Neither party has any right, without the permission of the other party, to use or disclose any secrecy unless this is essential for the first party to be able to fulfil his obligations under the terms of this Agreement or to be able to operate or maintain the Plant.

     17.2 Each party shall take reasonable steps to prevent Secrecy from becoming known to unauthorised persons or otherwise being used without permission by empolyees, consultants, subcontractors or by other persons.


     18.  Annexes to the Contract

     18.1 The following Annexes form integrated part of this Contract:

        1 -    Technical Specification
        2 -    Conditions for Supervisory Personnel
        3 -    General Conditions of Supply
        4 -    Conditions to be fulfilled for taking over
        5 -    Scope of Engineering Services
        6 -    Limitation of Scope of Supply/Exclusions
        7 -    Time Schedule
        8 -    Profile monitor/data viewing screen MC 68 K02.K1

     for KLEINEWEFERS KUNSTSTOFF-       for PLYMOUTH RUBBER COMPANY,INC.
         ANLAGEN GMBH






     ANNEX 1

        TECHNICAL SPECIFICATION

        The full text of Annex 1 contains Confidential portions consisting of, including cover page, table of contents and pages 1 through 51, is ommited filed separately along with Confidential Treatment Request with the Commission.


     ANNEX 2

        Conditions for Supervisory Personnel


        The full text of Annex 2 contains Confidential portions consisting of pages 1 through 3, is ommited filed separately along with Confidential Treatment Request with the Commission.


     ANNEX 3

        General Conditions of Supply


        The full text of this Exhibit is extensive and filed in hard copy separately with the Commission in the Company's
        Confidential Treatment Request.


     ANNEX 4

        Conditions to be Fulfilled for Taking Over

        The full text of Annex 4 contains Confidential portions consisting of pages 1 and 2, is ommited filed separately along with Confidential Treatment Request with the Commission.


     ANNEX 5

        Scope of Engineering Services


        The full text of this Exhibit is extensive and filed in hard copy separately with the Commission in the Company's
        Confidential Treatment Request.


     ANNEX 6

        Limitation of Scope of Supply/Exclusions

        The full text of Annex 6 contains Confidential portions consisting of page 1, is ommited filed separately along with Confidential
        Treatment Request with the Commission.


     ANNEX 7

        Time Schedule

        The full text of this Exhibit is extensive and filed in hard copy separately with the Commission in the Company's
        Confidential Treatment Request.


     ANNEX 8

       Profile monitor/data viewing screen MC 68 K02.K1

       The full text of Annex 8 contains Confidential portions consisting of pages 1 through 20, is ommited filed separately along with Confidential Treatment Request with the Commission.